UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2020

Shiloh Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21964 (Commission File Number)	51-0347683 (IRS Employer Identification No.)

880 Steel Drive, Valley City, Ohio 44280

(Address of Principal Executive Offices)  (Zip Code)

(330) 558-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SHLO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on February 26, 2020 in Valley City, Ohio. The Annual Meeting proposals were described in detail in the Company’s definitive proxy statement filed on January 16, 2020 with the Securities and Exchange Commission. The final results of the voting are shown below.

Proposal No. 1: Election of Directors.

The Company’s stockholders elected the following nominees for Class III directors for a term of three years by the following vote:

Nominee	For	Withheld	Non-votes
Curtis E. Moll	16,312,615	925,696	4,397,914
Ramzi Y. Hermiz	16,517,270	721,041	4,397,914
Robert J. King	16,180,147	1,058,164	4,397,914

Proposal No. 2: Ratification of Company’s Independent Registered Public Accounting Firm

The proposal to approve, on an advisory basis, the Company’s independent registered public accounting firm was approved by the Company’s stockholders as follows:

For	Against	Abstain	Non-votes
21,457,570	146,734	31,921	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHILOH INDUSTRIES, INC.

	By:	/s/ Amy Floraday
Amy Floraday
Date: March 2, 2020	Director, Legal and Secretary